Exhibit 5

[LETTERHEAD OF AMERICAN GREETINGS CORPORATION]

February 28, 2005

American Greetings Corporation
One American Road
Cleveland, Ohio 44144

Re:     Form S-8 Registration Statement

Ladies and Gentlemen:

     As Assistant General Counsel of American Greetings Corporation, an Ohio corporation (the “Company”), this opinion is being provided in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 54,000 Class A Common Shares, $1 par value (the “Class A Shares”), and 54,000 Class B Common Shares, $1 par value (the “Class B Shares,” together with the Class A Shares, the “Common Shares”), of the Company pursuant to the American Greetings Corporation 1995 Director Stock Plan (the “Plan”).

     I have examined the Company’s Amended Articles of Incorporation, the Company’s Amended Code of Regulations, the Plan and such other documents, records and matters of law as I have deemed necessary for purposes of this opinion. In rendering this opinion, I have assumed the genuineness, without independent investigation, of all signatures on all documents examined by me, the conformity to original documents of all documents submitted to me as certified or facsimile copies, and the authenticity of all such documents.

     Based solely upon the foregoing, I am of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for pursuant to the terms and subject to the conditions of the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to the undersigned in Item 8 of Part II to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Christopher W. Haffke